SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________________

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 5, 2015

Date of Report (Date of earliest event reported)

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UNITY BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-12431

(Commission File Number)

22-3282551

(IRS Employer Identification No.)

64 Old Highway 22

Clinton, NJ 08809

(Address of Principal Executive Office)

(908) 730-7630

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The Registrant and Unity Bank, a New Jersey state chartered commercial bank and the wholly-owned subsidiary of the Registrant (the "Bank"), entered into both an Amended and Restated Employment Agreement (the “Employment Agreement”) and a Supplemental Executive Retirement Plan (the “SERP”) with its President and Chief Executive Officer James A. Hughes..  The details of each of the Employment Agreement and the SERP are set forth herein at Item 5.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Employment Agreement

The Registrant and Unity Bank, a New Jersey State chartered commercial bank and the wholly owned subsidiary of the Registrant (the “Bank”), entered into the Employment Agreement dated June 4, 2015 with  James A. Hughes, the Registrant and the Bank’s President and Chief Executive Officer.  The Employment Agreement amends and restates that certain employment agreement with Mr. Hughes dated as of March 23, 2004, as amended pursuant to that certain First Amendment to the Employment Agreement dated as of May 26, 2005.

Pursuant to the Employment Agreement Mr. Hughes will receive an annual base salary of $312,000, subject to annual review of the Board of Directors or a committee thereof (collectively, the “Board”).   Mr. Hughes may also receive such additional cash bonuses as the Board may authorize in its discretion.  The term of the Agreement is three (3) years, provided, that, on a daily basis, one additional day shall be added to the term of the Agreement, so that the remaining term shall always be three (3) years until written notice is received from either Mr. Hughes on one hand, or the Registrant or the Bank on the other.

Mr. Hughes is entitled to participate in such benefit programs as are made available to employees of the Company, and to participate in such stock option or stock bonus plans as the Committee may, in its discretion, determine.

Mr. Hughes’ employment may be terminated at any time for “cause” as defined in the Employment Agreement, or without “cause.”  In the event that Mr. Hughes is terminated without “cause” or resigns for “good cause” (as defined under the Employment Agreement and discussed below), he is entitled to receive a severance amount equal to 18 months of his then current base salary.  Such amount shall be paid in equal installments in the same manner in which Mr. Hughes compensation was paid through the date of termination.   Mr. Hughes will also continue to receive hospital, health, medical, and life insurance and such other benefits to which he had been entitled at the date of termination for such 18-month period, unless and until Mr. Hughes obtains new employment during such period and such new employment provides for such benefits to be provided to Mr. Hughes.  “Good Cause” under the Employment Agreement includes a material reduction in Mr. Hughes’ duties and responsibilities or any reduction in his base salary.  If Mr. Hughes’ employment were terminated without cause at December 31, 2014, or if he resigned for good cause at December 31, 2014, he would have receive a severance payment equal to $450,021.

In addition, if Mr. Hughes’ employment with the Company or any successor terminates within 18 months after a “change in control” of the Company, as defined under the Employment Agreement (regardless of the reason for such termination), Mr. Hughes will be entitled to receive an amount equal to 18 months of his then current base salary plus any cash bonus received by Mr. Hughes during the preceding fiscal year.  Such amount shall be payment in installments in the same manner in which Mr. Hughes compensation was paid through the date of termination. The Company, or its successor, will be required to maintain Mr. Hughes’ hospital, health, medical and life insurance coverage during the 36-month period following his termination, unless and until Mr. Hughes obtains new employment during such period and such new employment provides for such benefits to be provided to Mr. Hughes.  All unvested stock options and stock awards previously granted to Mr. Hughes shall accelerate and immediately vest upon the occurrence of a change in control.  If a change in control occurred at December 31, 2014, and Mr. Hughes’ employment terminated, he would have been entitled to a payment of $576,332.

Furthermore, if Mr. Hughes’ employment with the Company terminates within 18 months after the Company consummates a “Significant Acquisition,” as defined under the Employment Agreement (regardless of the reason for such termination), Mr. Hughes will be entitled to receive an amount equal to 18 months of his then current base salary plus any cash bonus received by Mr. Hughes during the preceding fiscal year.  Such amount shall be payment in installments in the same manner in which Mr. Hughes compensation was paid through the date of termination. In the event Mr. Hughes becomes entitled to the foregoing amounts due to this termination within 18 months of a Significant Acquisition, all unvested stock options or stock awards previously granted to Mr. Hughes shall accelerate and immediately vest upon such termination.  Had a Significant Acquisition occurred at December 31, 2014, and Mr. Hughes received a lump sum payment under these provisions, his severance payment would have equaled $576,332.

Following a Change in Control Mr. Hughes is also subject to a non-compete covenant and a non-solicitation covenant with respect to officers and employees of the Registrant and the Bank, in each case for a period of 18 months following termination of Mr. Hughes employment.

A copy of the Employment Agreement is annexed hereto as Exhibit 10.1

SERP

On June 4, 2015, the Registrant approved the Supplemental Executive Retirement Plan for James A. Hughes (the “SERP”) pursuant to which Mr. Hughes is entitled to receive certain supplemental nonqualified retirement benefits.

Upon separation from service after age 66, the Mr. Hughes will be entitled to an annual benefit in the amount of $156,000 subject to annual 2% increases.  Mr. Hughes commenced vesting to this retirement benefit on January 1, 2014, and shall vest an additional 3% each year until fully vested on January 1, 2024.  In the event that Mr. Hughes separation from service from the Registrant were to occur prior to full vesting, Mr. Hughes would be entitled to and shall be paid the vested portion of the retirement benefit calculated as of the date of separation from service.

Notwithstanding the foregoing, upon a Change in Control, and provided that within 6 months following the Change in Control Mr. Hughes is involuntary terminated for reasons other than “cause” or Mr. Hughes resigns for “good reason”, as such is defined in the SERP, or Mr. Hughes voluntarily terminates the his employment after being offered continued employment in a positions that is not a “Comparable Position”, as such is also defined in the SERP, Mr. Hughes shall become 100% vested in the full retirement benefit.

The description of the payments due under the SERP as set forth herein, is qualified in its entirety by reference to the SERP which is filed herewith as exhibit 10.2 and incorporated by reference into this Section 5.02.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Amended and Restated Employment Agreement dated May 21, 2015 by and between the Registrant, the Bank and James A. Hughes.
Exhibit 10.2	Supplemental Executive Retirement Plan for James A. Hughes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BANCORP, INC.

(Registrant)

Date: June 5, 2015

By: /s/     Alan J. Bedner

Alan J. Bedner

EVP and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT #    DESCRIPTION

Exhibit 10.1	Amended and Restated Employment Agreement dated May 21, 2015 by and between the Registrant, the Bank and James A. Hughes.
Exhibit 10.2	Supplemental Executive Retirement Plan for James A. Hughes.